EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 21, 2007, accompanying the consolidated financial statements in the Annual Report of Gilman + Ciocia, Inc. on Form 10-K for the year ended June 30, 2006 and on Form 10-K and Form 10-K/A for the year ended June 30, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Gilman + Ciocia on Forms S-8 (File No. 333-50089, effective April 14, 1998 and File No. 333-14915, effective October 28, 1996).

                                                     SHERB & CO, LLP

New York, New York
October 5, 2007